EXHIBIT 10.5

                       WHITELIGHT TECHNOLOGIES, INC.

                                 Debenture


Date:  May 12, 2004

FOR VALUE RECEIVED, Whitelight Technologies, Inc., a Nevada corporation (hereinafter called Borrower), hereby promises to pay to Trymetris Capital Fund I, LLC (hereinafter called the Holder) or order the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) and to pay interest thereon at the rate of TEN PERCENT (10%) per annum from the date hereof until paid. Principal and all accrued and unpaid Interest shall be payable at maturity on November 12, 2004, or on the date that the Borrower raises equity and or debt funding in an aggregate amount in excess of $1,500,000, whichever first occurs.

Both principal hereof and interest thereon are payable in lawful money of the United States of America at the direction of Holder, or at 170 Newport Center Dr., Suite 210, Newport Beach, CA 92660. The securities represented hereby have not be registered under the Securities Act of 1933 (the Act) or any state securities laws and may not be resold, transferred, pledged, hypothecated, or otherwise assigned until (1) the Borrower has received from any registered Holder's counsel an opinion satisfactory to Borrower that such transfer can be made without compliance with registration provisions of the Act and without the necessity of perfection of an exemption pursuant to Regulation A adopted pursuant to the Act, or
(2) Borrower and any registered Holder(s) shall have complied with Rule 144 promulgated under the Act, or (3) a registration statement filed by Borrower is declared effective (or steps necessary to perfect an exemption under Regulation A are completed).

                                Article One
                           Equity Consideration

1.1 Equity Consideration. As and for additional consideration for purchasing this Debenture, the Holder shall receive 100,000 shares of $.001 par value common shares of stock ("Stock") of the Borrower. The Stock shall be issued within ten days of the date of this Debenture.

                                Article Two
                                Prepayment

2.1 Prepayment. This Debenture shall be subject to prepayment, in whole or in part, prior to maturity at the option of Borrower and upon 10 days written notice to the Holder hereof, at a prepayment price equal 100 percent of the principal amount to be prepaid plus interest to the prepayment date. In the case of partial prepayment, the amount and other details thereof shall not be noted on this Debenture.

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                                Article Two
                      Representations and Warranties

Borrower represents and warrants that:

3.1 Existence and Rights. Borrower is a corporation duly organized and existing under the laws of Nevada without limit as to the duration of its existence, and is authorized and in good standing to do business in Nevada and California; Borrower has corporate powers and adequate authority, rights, and franchises to own its property and to carry on its business as now conducted and is duly qualified and in good standing in each state in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the corporate power and adequate authority to issue this Debenture and the underlying shares of Common Stock.

3.2 Debenture Authorized. The execution and delivery of this Debenture and the performance of the provisions of this Debenture are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation or by-laws and are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and this Debenture is the valid, binding, and legally enforceable obligations of Borrower in accordance with the terms therein.

3.3 No Conflict. The execution, delivery, and performance of this Debenture are not in contravention of or conflict with any agreement, indenture, or undertaking to which Borrower is a party or by which is or any of its property may be bound or affected and does not cause any lien, charge, or other encumbrance to be created or imposed upon any such property by reason thereof.

3.4 Litigation. There is no litigation or other proceeding pending or threatened against or which affect the Borrower, and the Borrower is not in default with respect to any order, writ, injunction, decree, or demand of any court or other governmental or regulatory authority.

3.5 Financial Condition. Its consolidated and consolidating financial statements and all factual information provided by Borrower to Holder are true and correct. Since the date of the last of such statements, there has been no materially adverse change in its consolidated financial condition or operations, nor it is aware of any pending, threatened, or probable litigation or other circumstance not reflected in said statement that might create such a materially adverse change.

3.6 Conduct of Business. The business of the Borrower has been conducted in full compliance with all applicable federal, state, and local laws.

3.7 Shares Outstanding. As of the date hereof, the Borrower's authorized Capital Stock consists of 100,000,000 shares of $.001 par value Common Stock, of which 1,100,000 shares are outstanding and 3,250,000 have been authorized for issuance, including the

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     100,000 shares pursuant to this Debenture.  There are not other shares of Common or Preferred Stock reserved for issuance or subject to any agreement, right, option, or warrant with respect to the sale or issuance thereof by borrower.

3.8 Subsidiaries of Borrower. Each subsidiary of Borrower is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation without limit as to the duration of its existence and is duly qualified and in good standing in each jurisdiction in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary.

                               Article Four
                     Borrower's Affirmative Covenants

Borrower aggress that until this Debenture is paid in full, Borrower (and each subsidiary of Borrower unless the context otherwise requires) will:

4.1 Maintain Corporate Rights and Facilities. Maintain and preserve its corporate existence and all rights, franchises, and other authority adequate for the conduct of its business; maintain its properties, equipment, and facilities in good order and repair and conduct its business in an orderly manner without voluntary interruption.

4.2 Maintain Insurance. Maintain public liability, property damage, and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by companies in the same business.

4.3 Pay Taxes and Other Liabilities. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments, and governmental charges upon or against it or any of its properties, and all its other material liabilities at any time existing, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and (b) it shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; and pay all governmental charges or taxes at any time payable or ruled to be payable in respect of any existing or hereafter enacted federal or state statute, and indemnify and hold Holder harmless against liability in connection with any such charges or taxes.

4.4 Net Worth. Maintain consolidated, effective, tangible net worth (meaning the excess of all assets, excluding any value for good will, trademarks, patents, copyrights, organization expense, appraisal, surplus, or excess cost over related net assets of business acquired and other similar intangible items, over all liabilities excluding therefrom indebtedness of Borrower, in substance and form satisfactory to Holder, to indebtedness of Borrower, in substance and form satisfactory to Holder, to indebtedness of Borrower represented by the Debenture).

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4.5  Records and Reports.  Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles and on a consistent basis; permit representatives of Holder, as long as it holds this Debenture or any securities acquired upon conversion of this Debenture, to have access to and to examine its properties, books, and records at all reasonable times; furnish Holder, as long as it holds this Debenture or any securities acquired upon conversion of this Debenture:

     A. As soon as available and in any event within 10 days after the close of each month, a balance sheet of Borrower as of the end of such month and a profit and loss statement for the portion of Borrower's fiscal year ending with the last day of such month, all in reasonable detail, prepared and certified by an authorized financial officer of Borrower as fairly presenting the financial condition as of the balance sheet date and results of operations for the period then ended, in accordance with generally accepted accounting principles on a basis consistently applied;

     B. As soon as available and in any event within 30 days after the close of each fiscal year of Borrower, a certificate in a form satisfactory to Holder of the chief executive officer of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Debenture to be performed by it and that no event has occurred and no condition exists which constitutes an Event of Default hereunder or would constitute such an Event of Default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event occurred or any such condition exists, specifying the nature thereof;

     C. The foregoing statements on a Consolidated Basis, and Holder shall be provided consolidating statements in support thereof;

     D. Within 15 days after the end of each quarter and 30 days after the end of each fiscal year of Borrower, a certificate in a form satisfactory to Holder of the chief executive officer of Borrower has performed and observed each and every covenant contained in this Debenture to be performed by it and that no event has occurred and no condition then exists which constitutes and Event of Default hereunder or would constitute such an Event of Default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof;

     E. Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrowers by independent accountants in connection with each annual or interim audit of the accounts of Borrower made by such accountants;

     F. Promptly after the same are available, copies of all proxy statements, financial statements, and reports as Borrower shall send to its stockholders and copies of all reports which Borrower may file with the Securities and Exchange Commission or any governmental authority at any time substituted thereof;

     G. Such information concerning Borrower as may be required or requested by Holder for the purpose of enabling Holder to file such forms and reports as Holder may be required to file with regulatory agencies or governmental authorities; and

     H. Such other information relating to the affairs of Borrower as Holder reasonably may request from time to time.

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4.6  Notice of Litigation and Disputes.  Promptly notify the Holder of any suits or litigation instituted against the Borrower or disputes that have a high probability of resulting in a suit of significance against the Borrower.

4.7 Notice of Default. Promptly notify the Holder of this Debenture in writing of the occurrence of any Event of Default hereunder or of any event which would become an Event of Default hereunder upon the lapse of time specified in this Debenture.

4.8 Conduct of Business. Conduct the business of Borrower in accordance with all applicable provisions of federal, state and local law, including but not limited to ERISA.

4.9 Directors' Meetings. Hold meetings of the board of directors of the Borrower no less frequently than once each month; give Holder not less than three days' prior notice of the time and place of each such meeting and permit a representative of the Holder of the Debenture to attend the same.

                               Article Five
                       Borrower's Negative Covenants

Borrower agrees that until this Debenture is repaid, Borrower (and each subsidiary of Borrower unless the context otherwise requires) will not:

5.1 Changes in Type of Business. Make any substantial change in the character of its business.

5.2 Outside Indebtedness. Without the prior written consent of Holder, create, incur, assume, or permit to exist any material indebtedness for borrowed moneys other than indebtedness evidenced by this Debenture, indebtedness to banks, and indebtedness secured by security interests in Borrower's equipment for the purchase of such equipment in an amount in excess of $5,000.

5.3 Liens and Encumbrances. Create, incur, or assume any material mortgage, pledge, encumbrance, lien, or charge of any kind (including the charge upon the property at any time purchased or acquired under conditional sale or other title retention agreement) upon any property or other asset now owned or hereafter acquired by it, other than liens for current taxes not delinquent and security interests and liens securing indebtedness permitted under Section 5.2.

5.4 Loans, Investments, Secondary Liabilities. Make any loans or advances to pay any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investments in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business, and except for guarantees and similar liabilities by Borrower on behalf of any subsidiary of Borrower or

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     any subsidiary on behalf of Borrower or any other subsidiary of
     Borrower, provided such guarantees are brought to Holder's attention when granted, and such guarantees are for indebtedness which is indebtedness consolidated and included in determination of compliance with Sections 5.2 and 5.3.

5.5 Acquisition or Sale of Business, Merger or Consolidation. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge, or consolidate or commence any proceedings therefore; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same, or undergo a substantial (prima facia in excess of 25 percent) change in share ownership, whether by tender offer or Borrower negotiation in any single or related series of transactions.

5.6 Issuance of Shares, Dividends, Stock Payments. Except as to the current Private Offering by the Borrower, of 2,000,000 shares at $.75 per share, (the "Offering") declare or pay any dividend or make or authorize any other distribution on its capital stock now outstanding or hereafter issued; or purchase or otherwise acquire or redeem or retire any of such stock; or, unless approved by the Holder, issue or authorize the issuance of any such stock of any kind or class except as required to meet the Borrower's obligations under the Debenture; or reclassify or subdivide or authorize the reclassification or subdividing of any such stock.

5.7 Employment Contracts. Enter into or assume any employment or consulting contracts for officers or other management employees, or amend or modify existing employment or consulting contracts in any manner which will increase employee benefits thereunder.

5.9 By-Laws. The Borrower will not change its corporate by-laws without the prior approval of the Holder.

                                Article Six
                             Events of Default

The occurrence of any of the following Events of Default shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment, or notice, all of which hereby are expressly waived:

6.1 Failure to Pay Principal or Interest. Failure to pay any installment of principal or interest hereon when due and continuance thereof for a period of five days after written notice to Borrower from Holder.

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6.2  Breach of Covenant.  The breach of any covenant or other term or condition of this Debenture and continuance thereof for a period of 10 days after written notice to Borrower from Holder.

6.3 Breach of Representations and Warranties. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith being false or misleading in any material respect.

6.4 Insolvency; Receiver or Trustee. Borrower's becoming insolvent or admitting in writing its inability to pay its debts as they mature; or making an assignment for the benefit of creditors; or applying for or consenting to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise being appointed.

6.5 Judgments. Any material money judgment, writ, or similar process being entered or filed against Borrower or any of its property or other assets and remaining unvacated, unbonded, or unstayed for a period of ten days or in any event later than five days prior to the date of any proposed sale thereunder.

6.6 Bankruptcy. Bankruptcy, insolvency, reorganization, liquidation proceedings, or other proceedings or relief under any bankruptcy law or any law for the relief of debtors being instituted by or against borrower.

6.7 Attachments. Any material writ of attachment being levied against any property or other assets of Borrower and Borrower not posting a bond for the release of such attachment.

6.8 Default on Other Loan Agreements. Failure to pay when due any other material obligation for money borrowed or dividend or redemption payments or defaulting under any other agreement or obligation involving the borrowing of money or the advance of credit.

6.9 Change in Senior Management. A change in senior management of Borrower which Holder reasonably determines to be material and detrimental.

                               Article Seven
                                Conversion

The Holder of this Debenture shall have the right from and after the date hereof and then at any time on or prior to 18 months from the date hereof, to convert any portion of this Debenture up to the maximum allowed as in Paragraph 2.1 into fully paid and nonassessable shares of Capital Stock of Borrower offered pursuant to the Offering. "Capital Stock" shall mean the common voting stock of Borrower offered and issued pursuant to the Offering. Upon the surrender hereof, accompanied by such Holder's written request for conversion, Borrower shall pay within 10 days all interest accrued hereon to the date of conversion and issue and deliver to such Holder certificates evidencing such shares of stock as hereinafter set forth. If a portion is converted,

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Borrower shall deliver to the Holder a certificate for the proper number of shares of stock for the portion converted and a new Debenture in the form hereof for the balance of the principal amount hereof. Upon transfer of this Debenture, the then unexercised conversion or purchase right set forth in this Article Seven shall inure to the transferees in proportion to their respective interests in remaining principal, or as Holder shall allocate said conversion or purchase right.

7.1  Conversion Price.  Subject to readjustment as provided in paragraph
     7.3 hereof, each debenture dollar will be convertible into Offering Capital Stock at $0.75 per share.

7.2 Adjustment of Conversion Terms. The Conversion Price and number of shares to be issued upon conversion or purchase determined pursuant to paragraph 7.1 shall not be subject to any adjustment, and shall only be convertible into Capital Stock offered and sold in the Offering.

7.3 Cash Distribution. No adjustment on account of cash dividends or interest on Capital Stock or other securities purchasable hereunder will be made to the Conversion Price.

7.4 Fractional Shares. No fractional shares of Capital Stock will be issued in connection with any conversion or purchase hereunder but in lieu of such fractional shares, Borrower shall make a cash payment therefore upon the basis of the Conversion Price then in effect.

7.5 Authorized Shares. Borrower covenants that during the period the conversion or purchase right exists, Borrower will reserve from its authorized and unissued Capital Stock a sufficient number of shares to provide for the issuance of Capital Stock upon the conversion of this Debenture. Borrower agrees that its issuance of this Debenture shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Capital Stock upon the conversion of this Debenture or purchase of shares pursuant hereto.

7.6 Method of Conversion. This Debenture may be converted by the Holder in whole or in part by the surrender of this Debenture at the principal office of the Borrower. Upon partial exercise hereof, a new Debenture containing the same date and provisions of this Debenture shall be issued by the Borrower to said Holder for the remaining principal balance and the number of shares of Capital Stock with respect to which this Debenture shall not have been converted.

                               Article Eight
                               Registration

8.1 Investment Representation. Holder hereby represents and warrants that it has acquired this Debenture and the Securities set forth in Section
     1.1 for purpose of investment and with no present intent to sell or distribute the same.

8.2 Definitions. The following constitute definitions of certain of the terms used in this Article Eight:

     A.   Act means the Securities Act of 1933 as amended.

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     B.   Commission means the Securities and Exchange Commission.
     C. Securities means the Debenture and any of the shares issuable upon the conversion thereof.

8.3 Registration Initiated by Others. The Borrower agrees that it will give at least 45 days' prior written notice to all Holders of its intention to file any registration statement covering any of its Securities and will afford Holders the opportunity to register their holdings of Securities thereunder and to take advantage, to a reasonable extent, of all blue-sky qualifications effected by the Borrower in connection therewith, upon receiving request for such registration within 15 days thereafter. The costs and expenses of registration statements to be filed by the Borrower as provided in this Section 8.3 upon request or requests made to the Borrower shall be borne by the Borrower.

8.4 Restriction on Transfer. No Holder shall transfer any Securities until (a) the Borrower has received from Holder's counsel an opinion satisfactory to Borrower that such transfer can be made without compliance with the registration provisions of the Act and without the necessity of perfection of an exemption pursuant to Regulation A adopted pursuant to the Act, or (b) Borrower and the Holder shall have complied with Rule 144 promulgated under the Act (and in this connection Borrower shall use its best efforts to comply, upon reasonable request of the Holder), or (c) a registration statement filed by Borrower is declared effective by the Commission or steps necessary to perfect an exemption under Regulation A are completed.

8.5 Demand Registration Right. If Holder desires to so transfer any Securities, and if such transfer, in the opinion of counsel to Holder after consultation with counsel for Borrower, would require registration or perfection of an exemption under Regulation A, such Holder may make written request to Borrower to file, at Holder's election, a registration statement or notification and offering circular covering the Securities owned by such Holder.

8.6 Registration Procedure. The Borrower agrees upon receiving such written request to comply therewith as promptly as practicable, subject to the following terms and conditions:

     A. The Borrower shall have the privilege of postponing action under this Section for a reasonable period of time (not exceeding 90 days) in the event filing would, in the reasonable opinion of the Borrower's board of directors, adversely affect a material financing project or a proposed or pending acquisition, merger, or other corporate reorganization for which the Borrower is or is expected to be a party.

     B. Upon receipt of such written request, the Borrower shall promptly give written notice thereof of all Holders of the Debentures at their addresses as they appear on the books of the Borrower, offering to include such Holder's Securities in a registration statement to be filed by the Borrower as provided herein, if such Holder makes a written request therefore within 15 days after the giving of such notice by the Borrower; provided that if the Borrower shall have elected under Subsection A above to postpone action under this Section, it shall in such notice state the termination date

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          of the period of such postponement, and the time for Holders to make said written requests shall be extended to 15 days after said termination date.

     C. The Borrower shall take such action as may be necessary to qualify the Securities under the securities or blue-sky laws of such states as the Holders thereof shall reasonably designate.

     D. The costs and expenses of the registration statement or other filing as provided in Section 8.5 and 8.6 shall be borne by Borrower for the first and second such requests by Holders of the Debentures and for the third and all subsequent requests pro rata by all Holders of Securities being registered or covered thereby and other persons for whose account Securities are also being registered or covered thereby, and such Holders agree to pay their pro rata portion of all out-pocket-expenses including without limitation fees and disbursements of Borrower's counsel, printing costs, registration, qualification, and blue-sky costs and expenses incurred by Borrower in connection therewith and such Holder's pro rata portion of any accounting fees incurred by Borrower in connection with registration or qualification, except accounting fees pertaining to a report of audit at the close of any fiscal year of Borrower.

     E. Regardless of any other provision of this Article Eight, the Company shall not be obliged to file on behalf of a Holder more than one registration statement or notification under Regulation A pursuant to the terms of this Article Six in any 12-month period, not including for his purpose any registration statement or notification described in Section 8.3.

8.7 Rule 144 Covenants. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission which may at any time permit Holders to sell the Securities to the public without registration, Borrower agrees to register its Capital Stock under section 12(g) of the Securities Exchange Act of 1934, as amended, as soon as practicable but in no event later than 120 days from the date such Capital Stock first is publicly traded in any established market system (including OTC trading whether or not listed in NASDAQ) and thereafter (a) to file with the Securities and Exchange Commission in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Exchange Act of 1934, as amended; (b) at its expense, forthwith upon Holder's request, to deliver to Borrower a certificate signed by Borrower's principal financial officer, stating (i) Borrower's name, address, and telephone number (including area code), (ii) Borrower's Internal Revenue Service Identification number, (iii) Borrower's Securities and Exchange Commission file number, (iv) the number of shares of Common Stock outstanding as shown by the most recent report or statement published by Borrower, and (v) whether Borrower has filed the reports required to be filed under the Securities Exchange Act of 1934, as amended, for a period of at least 90 days prior to the date of such certificate and in addition had filed the most recent annual report required to be filed thereunder; and (c) upon reasonable satisfaction that Rule 144 is being complied with, to deliver Securities not bearing the legend prescribed by Section 8.9 or any other legend restricting transfer, as may be

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     requested from time to time by Holder, to Holder to be held for delivery to a purchaser or purchasers in a sale or sales pursuant to Rule 144.

8.8  Indemnification

     A. In the event of any registration or Regulation A offering of any securities pursuant to this Article Eight, Borrower will indemnify and hold harmless any Holder whose Securities are being so registered or covered, and each person, if any, who controls such Holder within the meaning of the Act against any losses, claims, damages, expense (including attorney's fees), or liabilities (or actions in respect thereof) under the Act or otherwise, which arise out of or are based upon any untrue statement or allegedly untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, or final prospectus contained therein, or in any notification statement or offering circular, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Borrower will reimburse each such Holder and each such controlling person for any legal or other expenses reasonably incurred by such Holder or such controller person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that Borrower will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of it is based upon an untrue statement, allegedly untrue statement, omission, or alleged omission made in said registration statement, said preliminary prospectus, said prospectus, or in any offering circular, any said amendment, or supplement in reliance upon and in conformity with written information furnished by such Holder for use in the preparation thereof.

     B. Such Holder will indemnify and hold harmless Borrower, each of its directors, each of its officers who has signed any such registration statement, and such person, if any, who controls Borrower within the meaning of the Act, against any losses, claims, damages, or liabilities to which Borrower or any such director, officer, or controlling person may become subject under the Act or otherwise insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or allegedly untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said prospectus, said offering circular, or said amendment of supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or allegedly untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said prospectus, said offering circular, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by Borrower or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action.

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     C.   Promptly after receipt by an indemnified party under this
          paragraph 8.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this paragraph 8.8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability it may have to any indemnified party otherwise than under this paragraph 8.8.

     D. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof with counsel satisfactory to such indemnified party. In the event the indemnifying party gives notice to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Subsection D for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof subsequent to the date of such notice, other than reasonable costs of investigation.

8.9 Legend. Any certificate representing Securities shall be stamped with a suitable endorsement under applicable securities laws.

                               Article Nine
                         Registration of Transfer

9.1 Register. The Borrower shall maintain a register for the recordation of transfers of this Debenture, which shall be transferable in whole or in part. Upon presentation by the Holder and surrender of this Debenture, the Borrower shall register such transfer and issue a new Debenture or Debentures of like aggregate principal amount and bearing the same date.

9.2 Lost or Destroyed Debentures. Upon receipt by the Borrower at its principal office of evidence satisfactory to the Borrower of the loss, theft, destruction, or mutilation of this Debenture, and in the case of any such loss, theft, or destruction, upon delivery of indemnity satisfactory to the Borrower, or in case of any such mutilation, upon surrender and cancellation of this Debenture, the Borrower will issue a new Debenture of like tenor in lieu of this Debenture with a notification thereon of the date from which interest as accrued.

                                Article Ten
                                  Closing

10.1 Definition. The consummation of the transactions provided herein (Closing) shall take place at offices of the Borrower at 2:00 P.M., May 12, 2004 or at such other place and on such other date as shall be agreed upon in writing by Borrower and Holder.

10.2 Deliveries by Borrower. At the Closing Borrower shall deliver to Holder the following:

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     A.   Copies of the resolutions of the board of directors of Borrower, certified by the secretary of Borrower, as the case may be, as to the authorization of the execution, delivery, and performance of this Debenture;

     B.   100,000 Shares of common stock of Borrower.

10.3 Deliveries by Holder. At the Closing, provided Borrower has fully performed all its obligations hereunder, Holder shall deliver to Borrower a certified or cashier's check (or wire transfer to Borrower's account a check) made payable to the order of Borrower in the amount of TWO HUNDRED THOUSAND DOLLARS ($200,000).

                              Article Eleven
                               Miscellaneous

11.1 Survival of Warranties. All agreements, representations, and warranties made herein shall survive the execution and delivery hereof.

11.2 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other right, power, or privilege. All rights and remedies existing hereunder are cumulative to and not exclusive of any rights or remedies otherwise available.

11.3 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or sent by United States mail and shall be deemed to have been given when deposited in the United States mail, registered, with postage prepaid and properly addressed. For the purposes hereof the address of the Holder and the address of Borrower shall be as follows:

     Borrower:           Whitelight Technologies, Inc.
                         170 Newport Center Dr., Suite 210
                         Newport Beach, CA 92660

     With a copy to:     Ron Vance, Esq.
                         57 West 200 South, Suite 310
                         Salt Lake City, UT 84101

     Holder:             Trymetris Capital Fund I, LLC
                         170 Newport Center Dr., Suite 220
                         Newport Beach, CA 92660

     With a copy to:     Trymetris Capital Management, LLC
                         170 Newport Center Dr., Suite 220
                         Newport Beach, CA 92660

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     Both Holder and Borrower may change the address for service by service of written notice to the other as herein provided.

11.4 Amendment Provision. The term Debenture or this Debenture and all references thereto as used throughout this instrument shall mean this instrument as originally executed or if later amended or supplemented, then as so amended or supplemented.

11.5 Assignability. This Debenture shall be binding upon Borrower, its successors, and assigns and shall inure to the benefit of Holder, its successors, and assigns.

11.6 Cost of Collection. If default is made in the payment of this Debenture, Borrower shall pay the Holder hereof costs of collection, including attorneys' fees.

11.7 Waiver of Statute of Limitations. Borrower hereby waives to the full extent permitted by law the right to plead any and all statutes of limitations as defenses to any demand hereunder.

11.8 Governing Law. This Debenture has been executed in and shall be governed by the laws of California.

11.9 Allocation of Purchase Price. Borrower hereby agrees that if no conversion rights, purchase rights, or any other rights other than to receive interest had been granted to Holder, the interest rate payable by Borrower would have been 10 percent per annum.

11.10 Maximum Interest Rate. Notwithstanding the foregoing, the maximum total compensation that the Holder shall be entitled to receive hereunder shall not exceed the maximum rate permitted under applicable law.

IN WITNESS WHEREOF Borrower has caused this Debenture to be signed in its name by its duly authorized officers.

Dated:  May 12, 2004

Borrower:

By: /s/ Matthew Kerper
    Matthew Kerper, President

Attest: /s/ Lynn Carlson
        Lynn Carlson, Assistant Secretary